UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

FXCM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34986	27-3268672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 432-2986

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On May 28, 2013, FXCM Inc. (the “Company”) issued a press release announcing its intention to offer $125 million aggregate principal amount of convertible senior notes due 2018 in a private placement solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On May 29, 2013, the Company issued a press release announcing the pricing of its private offering of $150 million aggregate principal amount of convertible senior notes due 2018 (the “Notes”) and its grant to the initial purchasers of an option to purchase up to $22.5 million aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated May 28, 2013, announcing the offering of the Notes.

99.2	Press release, dated May 29, 2013, announcing the pricing of the offering of the Notes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

Date: May 29, 2013	By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Exhibit Index

99.1	Press release, dated May 28, 2013, announcing the offering of the Notes.

99.2	Press release, dated May 29, 2013, announcing the pricing of the offering of the Notes.

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